EXHIBIT 2.4
                                                              DEED OF TRUST NOTE
                                                                        (ACTUAL)
                                                                        NEW YORK
[M&T BANK LOGO]


       JULY 5, 2001                                                $2,800,000.00


BORROWER:  ALTRECO, INCORPORATED                                            a(n)

/  / individual(s)        /  / partnership       /X/ corporation      /  / trust
/  / limited liability company   /  /            organized   under   the laws of
Delaware. Address of residence/chief executive office: 608 Allen Street, Jamestown, New York 14701

LENDER:   M&T   REAL    ESTATE,  INC.,  One  Fountain Plaza, Buffalo,   New York
14203-2399.

PROMISE TO PAY. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of the Lender at its office identified above, in lawful money of the United States and in immediately available funds, the sum of TWO MILLION EIGHT HUNDRED THOUSAND------------------ DOLLARS ($ 2,800,000.00--------------------)(the "Principal Sum") plus interest on the unpaid portion of the Principal Sum as set forth hereafter, all amounts, if any, required for an escrow against taxes and other charges pursuant to the Deed of Trust defined below (the "Escrow"), and all Expenses (defined below).

INTEREST. The unpaid Principal Sum shall accrue interest at a per annum rate per to:

         /X/  8.04         %

         / / percentage points above the rate in effect as the rate announced by Lender as its prime rate of interest on the first day of the calendar month containing such day.
         / / percentage points above LIBOR for a |_| one month interest period, |_| two month interest period, |_| three month interest period or |_| six month interest period ("LIBOR Rate"). If no interest period is specified, a one month interest period shall be used. The definition of LIBOR, adjustments to the LIBOR Rate and other provisions relative thereto are contained on Rider B attached hereto and made a part of this Note by this reference.
         / /  see Rider C attached hereto and made a part of this Note.

If no rate is specified, interest shall accrue at the Maximum Legal Rate defined below, fixed as of the date of disbursement. Interest will be calculated on the basis of a 360-day year consisting of twelve (12) months with the actual number of days of each month (28, 29, 30 or 31).

MAXIMUM LEGAL RATE. It is the intent of the Lender and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one-to-four family residence, the interest rate shall not exceed sixteen percent (16%). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Lender shall be refunded to Borrower.

DEFAULT RATE. After maturity (whether due to the Maturity Date, by acceleration or otherwise), the interest rate on the unpaid Principal Sum shall be increased to three (3) percentage points per year above the otherwise applicable rate per year (the "Default Rate"). Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing the Default Rate shall be construed as a waiver by the Lender of its right to collect, and Borrower's obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

TERM.  The Maturity Date is AUGUST 1, 2006.


REPAYMENT OF PRINCIPAL AND INTEREST. Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender in installments as follows:

         (1) one installment of interest payable on the date of this Note equal in amount to the interest which will accrue during the period beginning on the date of this Note and ending on the last calendar day of the same month and year;

         (2) 59 consecutive level monthly installments consisting of both principal and interest, each installment being in the amount of $ 26,822.96, shall become due and payable on the first day of each month commencing on SEPTEMBER 1 , 2001. If Borrower elects a variable interest rate and there is a change in such interest rate, the remaining consecutive level monthly installments consisting of both principal and interest may be adjusted to reflect such change in the interest rate and absent manifest error, the Lender's determination of the amount of such level monthly installment  of  principal  and interest shall be  conclusive;
                  and

         (3) ONE FINAL INSTALLMENT of principal, interest, premiums and Expenses to become due on the Maturity Date and to be equal to the total of the outstanding Principal Sum and all accrued and unpaid interest, Expenses, premiums and all other amounts owing pursuant to this Note and the Deed of Trust and remaining unpaid.

LATE CHARGE. If Borrower fails to pay the whole or any installment of principal or interest owing pursuant to this Note or Escrow payment owing pursuant to the Deed of Trust within ten (10) days of its due date, Borrower shall immediately pay to the Lender a late charge equal to six percent (6%) of the delinquent amount. If this Note is secured by a one-to-six family owner-occupied residence, the late charge shall equal two percent (2%) of the delinquent amount and shall be payable if payment is not received within fifteen(15) days of its due date.

APPLICATION OF PAYMENTS. Payment made with respect to this Note may be applied in any order in the sole discretion of the Lender, but prior to maturity (whether due to the Maturity Date, by acceleration or otherwise), each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to Principal, next to the Escrow, next to late charges, and finally to Expenses.

PREPAYMENT. Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty
(30) days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Lender a premium as set forth on Rider A, if any, attached to and made a part of this Note. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note and the Deed of Trust and remaining unpaid. Any partial payment of the Principal Sum shall be applied in inverse order of maturity. In the event the maturity of this Note is accelerated, any tender of payment of the amount necessary to satisfy the entire indebtedness made after maturity shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with Rider A.

BUSINESS PURPOSE.  Borrower warrants that the indebtedness  evidenced  by   this
Note is for a business purpose.

EVENTS OF DEFAULT; ACCELERATION. This Note is secured by a Deed of Trust dated on or about the date of this Note, executed by Borrower (the "Deed of Trust") and is entitled to the benefits thereof. An Event of Default under the Deed of Trust is an Event of Default under this Note. The maturity of this Note shall be accelerated and all amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower) (a) automatically, if Borrower commences any bankruptcy or insolvency proceeding, if voluntary, and upon the lapse of 45 days without dismissal if involuntary; (b) at the sole option of the Lender, upon or at any time or from time to time after the occurrence or existence of an Event of Default and the passage of any applicable grace period; and (c) upon the Maturity Date. After maturity (whether due to the Maturity Date, by acceleration or otherwise), interest on the outstanding Principal Sum shall continue to accrue and be payable at the applicable rate and the Lender's acceptance of any partial payment shall not affect that all amounts under this Note are due and payable in full.

EXPENSES. Borrower shall pay to the Lender on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender, whether internal or external and whether retained for advice, litigation or any other purpose) incurred by the Lender or its agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of the Lender pursuant to this Note (the "Expenses").

RIGHT OF SETOFF. Upon maturity (whether due to the Maturity Date, by acceleration or otherwise) or the occurrence of an Event of Default, the Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or any of its affiliates or otherwise owing by the Lender or any of its affiliates in any capacity to Borrower. Such set-off shall be deemed to have been exercised immediately at the time the Lender or such affiliate elect to do so.

MISCELLANEOUS. This Note contains the entire agreement between the Lender and Borrower with respect to the loan it evidences and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender with respect thereto. All rights and remedies of the Lender under applicable law, the Deed of Trust, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice.

No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender.

Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender's course of business may be admitted into evidence as an original. This
Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.

Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender's records) or to the Lender (at the address on page one and separately to the Lender officer responsible for Borrower's relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one
(1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term "Borrower" shall include each as well as all of them.

GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE LENDER MAINTAINS A BRANCH AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

WAIVER OF JURY TRIAL. BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

/  /    REPLACEMENT  NOTE.  This Note is   given in   replacement    of   and in
        substitution  for, but not in payment of, a note dated                 ,
                                                               ----------------
        19   /20   , in the original principal amount of $
          ---   ---                                       ----------------------
        issued by Borrower (or                     )to   the   Lender (or    its
                              ---------------------
        predecessor in interest).


PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit number is provided in the following blank, Borrower hereby authorizes the Lender to debit Borrower's deposit account # with the Lender automatically for the full amount of each payment which becomes due under this Note.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.


TAX ID/SS #                               ALTRECO,                  INCORPORATED
           ------------------------       --------------------------------------

                                          By       EDWARD F. RUTTENBERG
                                            ------------------------------------
                                            Chairman and Chief Executive Officer




                                 ACKNOWLEDGMENT


STATE OF               PENNSYLVANIA         )
         -----------------------------------
                                             : SS.
COUNTY OF              ALLEGHENY            )
          ----------------------------------

         On the 5TH day of JULY , in the year 2001 , before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD F. RUTTENBERG , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                               /s/ GEORGANNA BROOKS
                                               ---------------------------------
                                                   Georganna Brooks
                                                    Notary Public